Exhibit 99.1

Raven Industries Reports Second Quarter Fiscal 2022 Results

Sioux Falls, S.D. - August 25, 2021 - Raven Industries, Inc. (the Company; NASDAQ:RAVN) today reported financial results for the second quarter that ended July 31, 2021.
Second Quarter Fiscal 2022 Noteworthy Items:

•Company entered into an agreement to be acquired by CNH Industrial N.V. in an all-cash transaction that values the Company at approximately $2.1 billion, or $58.00 per share;
•Consolidated net sales were $114.4 million, an increase of 34.3 percent versus the prior year;
•Company reported diluted earnings per share of $0.19, an increase of 18.8 percent versus the prior year;
•Second quarter results included $4.9 million pre-tax and $3.8 million after-tax of acquisition related expenses, or $0.10 per diluted share;
•Company invested $5.2 million pre-tax and $4.1 million after-tax to advance Raven Autonomy™, or $0.11 per diluted share;
•Net sales in Applied Technology increased 25.6 percent versus the prior year, driven by growth in both the OEM and aftermarket channels;
•Engineered Films' net sales increased 57.5 percent versus the prior year as the division's end-markets continued their recovery from the adverse effects of the global pandemic, leading to year-over-year growth across all end-markets;
•Aerostar delivered year-over-year growth within its core stratospheric and radar products, offset by the conclusion of Loon activity and timing of aerostat sales;
•Aerostar acquired intellectual property and patents directly related to stratospheric balloon technology, augmenting its capabilities in autonomous constellations of high-altitude balloons.

Second Quarter Results:
Consolidated net sales for the second quarter of fiscal 2022 were $114.4 million, up 34.3 percent versus the second quarter of fiscal 2021. The year-over-year growth was driven by increased sales in both Applied Technology and Engineered Films. In Applied Technology, demand for its precision ag technology remained robust, leading to strong year-over-year growth despite global supply chain constraints. In Engineered Films, the division experienced growth across all end-markets, led by construction, agriculture and geomembrane (including the energy sub-market), as market conditions continued to improve throughout the quarter. Aerostar's growth in core stratospheric and radar platforms was offset by the conclusion of Loon activity and a decrease in aerostat sales due to timing of contracts.

Consolidated operating income for the second quarter of fiscal 2022 was $8.3 million, versus operating income of $6.1 million in the second quarter of fiscal 2021. Included in the results for the second quarter of fiscal 2022 was $5.2 million of investment in research and development and selling expenses to advance Raven Autonomy™, compared to $4.0 million in the prior year. The second quarter of fiscal 2022 results also included $4.9 million of expenses associated with the proposed acquisition by CNH Industrial N.V. The Company generated significant
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Raven Industries Second Quarter 2022 Results
August 25, 2021

year-over-year operating income growth within its core businesses driven by increased sales volume and corresponding operating leverage.

Net income for the second quarter of fiscal 2022 was $6.9 million, or $0.19 per diluted share, compared to $5.8 million, or $0.16 per diluted share, in last year's second quarter. The Company's strategic investment in Raven Autonomy™ reduced net income attributable to Raven by $4.1 million, or $0.11 per diluted share, in the second quarter of fiscal 2022 compared to $3.1 million, or $0.09 per diluted share, in the prior year. Expenses related to the proposed acquisition by CNH Industrial reduced net income attributable to Raven by $3.8 million, or $0.10 per diluted share in the current year's second quarter.

Balance Sheet and Cash Flow:
At the end of the second quarter of fiscal 2022, cash and cash equivalents totaled $13.1 million, decreasing $4.7 million versus the previous quarter. The sequential decrease in cash was driven by an increase in working capital needs as the Company fulfills substantial demand in Applied Technology and Engineered Films. Total liquidity3 at the end of the second quarter totaled $113.1 million.

Applied Technology Division:
Net sales for Applied Technology in the second quarter of fiscal 2022 were $44.6 million, increasing $9.1 million or 25.6 percent versus the second quarter of the prior year. Demand across the division's product portfolio remained very strong in the second quarter as favorable ag market conditions continued. These market conditions, combined with the division's industry-leading technology portfolio, led to year-over-year revenue growth in both the OEM and aftermarket channels.

Division operating income in the second quarter of fiscal 2022 was $8.5 million, up $2.0 million or 30.6 percent versus the second quarter of fiscal 2021. Included in the results was investment in research and development and selling expenses to advance Raven Autonomy™ of $5.2 million on a pre-tax basis, an increase of $1.2 million versus the prior year. Division operating income in the second quarter was adversely impacted by increased input costs associated with challenging supply chain conditions and material shortages.

Engineered Films Division:
Net sales for Engineered Films in the second quarter of fiscal 2022 were $57.1 million, up $20.8 million or 57.5 percent year-over-year. The division generated year-over-year sales growth across all end-markets led by construction, agriculture and geomembrane (including the energy sub-market). The year-over-year growth was driven by improved market conditions as the global economy continued its recovery from the prior year along with intentional pricing actions implemented to offset rising input costs.
Division operating income in the second quarter of fiscal 2022 was $12.4 million, up $7.9 million or 176.8 percent versus the second quarter of fiscal 2021. The year-over-year increase was driven by higher sales volume and corresponding positive operating leverage.
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Raven Industries Second Quarter 2022 Results
August 25, 2021

Aerostar Division:
Net sales for Aerostar in the second quarter of fiscal 2022 were $12.8 million, down $0.7 million or 5.0 percent versus the second quarter of fiscal 2021. The division generated strong year-over-year revenue growth for defense related stratospheric balloon systems as it conducted multiple successful flight campaigns for Department of Defense customers. This growth in stratospheric balloon systems was offset by the conclusion of Loon activity announced in the fourth quarter of fiscal 2021 and a decrease in aerostat revenue due to timing of government contracts.

Division operating income was $2.0 million in the second quarter of fiscal 2022, up $0.2 million versus the second quarter of fiscal 2021. The year-over-year improvement in operating income was driven by product mix and cost control measures.

Raven Industries Acquisition by CNH Industrial:
On June 20, 2021, the Company entered into a merger agreement with CNH Industrial N.V. Under the terms of the agreement, CNH Industrial will acquire 100% of the capital stock of Raven Industries, Inc. for $58.00 per share, representing a $2.1 billion enterprise value. Closing is expected to occur in the fourth quarter of calendar 2021, subject to the satisfaction of customary closing conditions, including approval of Raven shareholders and receipt of regulatory approvals.

"Our Board and management team is excited about the partnership with CNH Industrial," said Dan Rykhus, President and CEO. "This partnership will further accelerate our ability to advance ag technology while also maximizing shareholder value. The process of completing the transaction is going well, and we remain on track to close during the fourth quarter of the current year."

Year-to-Date Performance:
"I am very proud of our performance in the first half of fiscal 2022. Our team in Applied Technology has done an outstanding job navigating significant supply chain challenges to drive year-over-year revenue growth both domestically and internationally through our OEM and aftermarket channels. In addition, we have taken key steps in our Raven Autonomy™ strategy through advancing the technology and commercializing the initial use case of the OMNiDRIVE™ solution. In Engineered Films, volatility in resin pricing has created challenges, but we have executed extremely well in capitalizing on the economic rebound to drive substantial revenue growth across all of our end-markets. In Aerostar, we successfully executed multiple flight campaigns for our Department of Defense customers as we continue to showcase the capabilities of our industry-leading technology," concluded Rykhus.

Additional Information:
Per normal practices, the Company will not be hosting a conference call in connection with quarterly earnings.

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Raven Industries Second Quarter 2022 Results
August 25, 2021

Regulation G:
The information presented in this earnings release regarding consolidated and segment earnings before interest, taxes, depreciation, and amortization (EBITDA), do not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Additionally, management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About Raven Industries, Inc.:
Raven Industries (NASDAQ: RAVN) provides innovative, high-value products and systems that solve great challenges throughout the world. Raven is a leader in precision agriculture, high-performance specialty films, and aerospace and defense solutions, and the Company's groundbreaking work in autonomous systems is unlocking new possibilities in areas like farming, national defense, and scientific research. Since 1956, Raven has designed, produced, and delivered exceptional solutions, earning the Company a reputation for innovation, product quality, high performance, and unmatched service. For more information, visit http://ravenind.com.

Forward-Looking Statements:
Certain statements contained in this report are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future, not past or historical events. Without limiting the foregoing, the words "anticipates," "believes," "expects," "intends," "may," "plans," "should," "estimate," "predict," "project," "would," "will," "potential," and similar expressions are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act.

Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions when made, there is no assurance that such assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. This includes the risk of the occurrence of any event, change, or other circumstance that could delay or prevent closing of the proposed transaction, or the merger, or give rise to the termination of the Agreement and Plan of Merger between the Company and CNH Industrial N.V. In addition, other risks and uncertainties include, but are not limited to, those relating to weather conditions, which could affect sales and profitability in some of the Company's primary markets, such as agriculture and construction and oil and gas drilling; or changes in raw material availability, commodity prices, competition, technology or relationships with the Company's largest customers, risks and uncertainties relating to the impacts of the COVID-19 pandemic, development of new technologies to satisfy customer requirements, possible development of competitive technologies, ability to scale production of new products without negatively impacting quality and cost, risks of operating in foreign markets, risks relating to acquisitions, including risks of integration or unanticipated liabilities
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Raven Industries Second Quarter 2022 Results
August 25, 2021

or contingencies, and ability to finance investment and net working capital needs for new development projects, any of which could adversely impact any of the Company's product lines, risks of litigation, as well as other risks described in Item 1A., Risk Factors, of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2021. The foregoing list is not exhaustive and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Contact Information:
Jared Stearns
Investor Relations Manager
Raven Industries, Inc.
+1(605) 336-2750
Source: Raven Industries, Inc.
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Raven Industries Second Quarter 2022 Results
August 25, 2021

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended July 31,			Six Months Ended July 31,
	2021	2020	Fav (Un) Change	2021	2020	Fav (Un) Change
Net sales	$114,426	$85,179	34.3%	$226,912	$171,675	32.2%
Cost of sales	72,257	55,047		144,757	113,076
Gross profit	42,169	30,132	39.9%	82,155	58,599	40.2%
Gross profit percentage	36.9%	35.4%		36.2%	34.1%

Research and development expenses	12,465	10,808		23,927	21,313
Selling, general, and administrative expenses	21,370	13,181		38,321	27,204
Operating income	8,334	6,143	35.7%	19,907	10,082	97.5%
Operating income percentage	7.3%	7.2%		8.8%	5.9%

Other income (expense), net	(276)	377		(246)	(91)
Income before income taxes	8,058	6,520	23.6%	19,661	9,991	96.8%

Income tax expense	1,205	701		3,188	223
Net income	6,853	5,819	17.8%	16,473	9,768	68.6%

Net loss attributable to the noncontrolling interest	—	—		—	(98)

Net income attributable to Raven Industries, Inc.	$6,853	$5,819	17.8%	$16,473	$9,866	67.0%

Net income per common share:
- Basic	$0.19	$0.16	18.8%	$0.46	$0.27	70.4%
- Diluted	$0.19	$0.16	18.8%	$0.45	$0.27	66.7%

Weighted average common shares:
- Basic	36,086	35,996		36,061	35,962
- Diluted	36,470	36,082		36,447	36,079

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Raven Industries Second Quarter 2022 Results
August 25, 2021

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	July 31	January 31	July 31
	2021	2021	2020
ASSETS
Cash and cash equivalents	$13,077	$32,938	$15,813
Accounts receivable, net	70,591	48,669	53,032
Inventories, net	75,692	52,703	51,302
Other current assets	8,550	5,776	5,814
Total current assets	167,910	140,086	125,961

Property, plant and equipment, net	108,883	106,007	104,937
Goodwill	108,574	107,677	105,703
Intangible assets, net	47,470	44,585	44,175
Other assets	11,395	11,016	11,001
TOTAL ASSETS	$444,232	$409,371	$391,777

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$21,588	$18,639	$17,960
Accrued and other liabilities	44,261	33,399	23,435
Total current liabilities	65,849	52,038	41,395

Long-term debt	2,849	1,981	378
Other liabilities	23,010	23,997	32,453
Total liabilities	91,708	78,016	74,226

Shareholders' equity	352,524	331,355	317,551
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$444,232	$409,371	$391,777

Net Working Capital and Net Working Capital Percentage[1]
Accounts receivable, net	$70,591	$48,669	$53,032
Plus: Inventories, net	75,692	52,703	51,302
Less: Accounts payable	21,588	18,639	17,960
Net working capital[1]	$124,695	$82,733	$86,374

Annualized net sales	$457,704	$320,308	$340,716
Net working capital percentage[1]	27.2%	25.8%	25.4%

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Raven Industries Second Quarter 2022 Results
August 25, 2021

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (Unaudited)

	Six Months Ended July 31,
	2021	2020
Cash flows from operating activities:
Net income	$16,473	$9,768
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,100	8,478
Other operating activities, net	(30,686)	12,338
Net cash provided by (used in) operating activities	(5,113)	30,584

Cash flows from investing activities:
Capital expenditures	(10,044)	(7,783)
Proceeds from sale or maturities of investments	83	336
Purchases of investments	(733)	(146)
Proceeds from sale of assets	263	251
Other investing activities, net	(3,784)	24
Net cash used in investing activities	(14,215)	(7,318)

Cash flows from financing activities:
Dividends paid	—	(9,318)
Proceeds from debt	10,815	50,150
Repayments of debt	(10,000)	(50,000)
Payments for redeemable noncontrolling interest	—	(17,853)
Other financing activities, net	(1,300)	(959)
Net cash used in financing activities	(485)	(27,980)

Effect of exchange rate changes on cash	(48)	(180)

Net (decrease) in cash and cash equivalents	(19,861)	(4,894)
Cash and cash equivalents at beginning of period	32,938	20,707
Cash and cash equivalents at end of period	$13,077	$15,813

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Raven Industries Second Quarter 2022 Results
August 25, 2021

RAVEN INDUSTRIES, INC.
SALES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands) (Unaudited)

	Three Months Ended July 31,			Six Months Ended July 31,
	2021	2020	Fav (Un) Change	2021	2020	Fav (Un) Change
Net sales
Applied Technology	$44,601	$35,502	25.6%	$99,469	$77,509	28.3%
Engineered Films	57,087	36,252	57.5%	105,852	69,650	52.0%
Aerostar	12,787	13,465	(5.0)%	21,674	24,616	(12.0)%
Intersegment eliminations	(49)	(40)		(83)	(100)
Consolidated net sales	$114,426	$85,179	34.3%	$226,912	$171,675	32.2%

Operating income
Applied Technology	$8,505	$6,511	30.6%	$21,692	$15,450	40.4%
Engineered Films	12,357	4,465	176.8%	19,124	6,072	215.0%
Aerostar	1,962	1,751	12.1%	2,551	2,044	24.8%
Intersegment eliminations	5	11		(2)	51
Total segment income	$22,829	$12,738	79.2%	$43,365	$23,617	83.6%
Corporate expenses	(14,495)	(6,595)	(119.8)%	(23,458)	(13,535)	(73.3)%
Consolidated operating income	$8,334	$6,143	35.7%	$19,907	$10,082	97.5%

Operating income percentages
Applied Technology	19.1%	18.3%	80bps	21.8%	19.9%	190bps
Engineered Films	21.6%	12.3%	930bps	18.1%	8.7%	940bps
Aerostar	15.3%	13.0%	230bps	11.8%	8.3%	350bps
Consolidated operating income	7.3%	7.2%	10bps	8.8%	5.9%	290bps

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Raven Industries Second Quarter 2022 Results
August 25, 2021

RAVEN INDUSTRIES, INC.
EBITDA REGULATION G RECONCILIATION[2]
(Dollars in thousands) (Unaudited)
	Three Months Ended July 31,			Six Months Ended July 31,
			Fav (Un)			Fav (Un)
	2021	2020	Change	2021	2020	Change
Applied Technology
Reported Operating income	$8,505	$6,511	30.6%	$21,692	$15,450	40.4%
Plus: Depreciation and amortization	1,535	1,221	25.7%	3,001	2,321	29.3%
ATD EBITDA	$10,040	$7,732	29.8%	$24,693	$17,771	39.0%
ATD EBITDA % of Net Sales	22.5%	21.8%		24.8%	22.9%

Engineered Films
Reported Operating income	$12,357	$4,465	176.8%	$19,124	$6,072	215.0%
Plus: Depreciation and amortization	2,457	2,424	1.4%	4,916	4,836	1.7%
EFD EBITDA	$14,814	$6,889	115.0%	$24,040	$10,908	120.4%
EFD EBITDA % of Net Sales	25.9%	19.0%		22.7%	15.7%

Aerostar
Reported Operating income	$1,962	$1,751	12.1%	$2,551	$2,044	24.8%
Plus: Depreciation and amortization	261	248	5.2%	488	487	0.2%
Aerostar EBITDA	$2,223	$1,999	11.2%	$3,039	$2,531	20.1%
Aerostar EBITDA % of Net Sales	17.4%	14.8%		14.0%	10.3%

Consolidated
Net income attributable to Raven Industries Inc.	$6,853	$5,819	17.8%	$16,473	$9,866	67.0%
Interest (income) expense, net	(15)	136		79	280
Income tax expense	1,205	701		3,188	223
Plus: Depreciation and amortization	4,589	4,302		9,100	8,478
Consolidated EBITDA	$12,632	$10,958	15.3%	$28,840	$18,847	53.0%
Consolidated EBITDA % of Net Sales	11.0%	12.9%		12.7%	11.0%

1 Net working capital is defined as accounts receivable, (net) plus inventories, (net) less accounts payable. Net working capital percentage is defined as net working capital divided by four times quarterly sales for each respective period.
2 EBITDA is a non-GAAP financial measure defined on a consolidated basis as net income attributable to Raven Industries, Inc., plus income taxes, plus depreciation and amortization expense, plus interest expense, (net). On a segment basis, it is defined as operating income plus depreciation expense and amortization expense. EBITDA margin is defined as EBITDA divided by net sales.
3 Total liquidity is defined as Cash and cash equivalents plus the available balance on the Company's revolving credit facility.

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